R   REGISTRATION NO. 333-91645

   R AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




R                                AMENDMENT NO. 1

R                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT 0F 1933


                             TRACK DATA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                         (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6200
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)

                                   22-3181095
                                  (IRS EMPLOYER
                             IDENTIFICATION NUMBER)

                                 56 PINE STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 422-4300
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                  NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                      MARTIN KAYE, VICE PRESIDENT - FINANCE
                                95 ROCKWELL PLACE
                            BROOKLYN, NEW YORK 11217
                                 (718) 522-0222
                       (NAME, ADDRESS, INCLUDING ZIP CODE
                         AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:
                              OSCAR D. FOLGER, ESQ.
                                521 FIFTH AVENUE
                            NEW YORK, NEW YORK 10175
                                 (212) 697-6464

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /X/

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /

R

TRACK DATA CORPORATION HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

IF, AS A RESULT OF STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR TRANSACTIONS, THE NUMBER OF SECURITIES PURPORTED TO BE REGISTERED ON THIS REGISTRATION STATEMENT INCREASES, THE PROVISIONS OF RULE 416 SHALL APPLY, AND THIS REGISTRATION STATEMENT SHALL BE DEEMED TO COVER ANY SUCH ADDITIONAL SHARES OF COMMON STOCK.

R                 SUBJECT TO COMPLETION, DATED JANUARY 12, 2000
PROSPECTUS
                             TRACK DATA CORPORATION

                        R 533,408 SHARES OF COMMON STOCK

R THIS PROSPECTUS COVERS ONLY THE REGISTRATION FOR RESALE OF SHARES OF TRACK DATA'S COMMON STOCK. THESE SHARES MAY BE OFFERED AND SOLD FROM TIME TO TIME BY CERTAIN SECURITY HOLDERS OF TRACK DATA IDENTIFIED IN THIS PROSPECTUS. THE SHARES THAT MAY BE OFFERED AND SOLD IN RELIANCE ON THIS PROSPECTUS CONSIST OF THE FOLLOWING:

R -     33,408  SHARES  OF  COMMON STOCK, WHICH WERE ISSUED TO THE LORD GROUP
 IN A PRIVATE  TRANSACTION  IN  EXCHANGE  FOR  MARKETING  SERVICES  RENDERED.
- 400,000 SHARES ISSUED TO BETH MEDRASH GOVOHA RENDERED IN A PRIVATE PLACEMENT FOR $1.125 MILLION IN CASH ON JULY 6, 1999 AND 100,000 SHARES ISSUABLE UPON EXERCISE OF WARRANTS EXPIRING JULY 5, 2002 TO PURCHASE OUR COMMON STOCK AT $4.22 PER SHARE.

THE SELLING SECURITY HOLDERS WILL RECEIVE ALL OF THE PROCEEDS AND WILL PAY ALL UNDERWRITING DISCOUNTS AND SELLING COMMISSIONS, IF ANY, FROM THE SALE OF THE SHARES.
                           __________________________

R OUR COMMON STOCK IS TRADED ON THE NASDAQ NATIONAL MARKET SYSTEM UNDER THE SYMBOL "TRAC." ON JANUARY 10, 2000, THE LAST REPORTED SALE PRICE OF THE COMMON STOCK ON NASDAQ WAS $8.63 PER SHARE.

SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

R YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SECURITY HOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF TRACK DATA COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS,
REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE SHARES.
                           __________________________

THE SEC AND STATE REGULATORY AUTHORITIES HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           __________________________

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT FOR THESE SECURITIES HAS BEEN FILED WITH THE SEC. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

R                 THE DATE OF THIS PROSPECTUS IS _________, 2000.

                                ABOUT TRACK DATA

R TRACK DATA PROVIDES REAL-TIME FINANCIAL MARKET DATA, FUNDAMENTAL RESEARCH, CHARTING, AND ANALYTICAL SERVICES TO INSTITUTIONAL AND INDIVIDUAL INVESTORS THROUGH DEDICATED TELECOMMUNICATION LINES AND
THE INTERNET. WE ALSO OFFER MYTRACK, A FULLY INTEGRATED INTERNET-BASED ONLINE TRADING AND MARKET DATA SYSTEM. MYTRACK HAS OFFERED ITS SOFTWARE-BASED ONLINE TRADING SYSTEM SINCE ITS OFFICIAL LAUNCH IN JUNE, 1999.
MYTRACK DELIVERS FREE STREAMING DELAYED QUOTES AND UNLIMITED FREE REAL-TIME EXTENDED QUOTES, AS WELL AS BREAKING COMPANY NEWS, A TRADE BY TRADE LOG, CHARTING FOR TECHNICAL ANALYSIS AND A PROPRIETARY LIBRARY OF INTRADAY MARKET STATISTICS. USERS CAN SUBSCRIBE TO STREAMING REAL-TIME QUOTES IN VALUE PACKAGES.
R
R TRACK DATA MAINTAINS OFFICES IN THE U.S. AND EUROPE, WITH ITS EXECUTIVE OFFICES LOCATED AT 56 PINE STREET, NEW YORK, NEW YORK 10005 AND AT 95
ROCKWELL PLACE, BROOKLYN, NEW YORK 11217. ITS TELEPHONE NUMBER IS 212-943-4555 OR 718-522-7373.


                                  RISK FACTORS

AN INVESTMENT IN THE OFFERED SHARES INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT THEY MAY LOSE THEIR INVESTMENT AND SHOULD
CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS IN MAKING THEIR INVESTMENT DECISION. THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE FORWARD-LOOKING STATEMENTS WHICH ARE INTENDED TO FALL WITHIN THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. EXAMPLES INCLUDE THE DISCUSSION UNDER "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS THAT INVOLVE A NUMBER OF UNCERTAINTIES INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE RESULTS PROJECTED IN THESE FORWARD-LOOKING STATEMENTS.

R EXPENSES RELATED TO THE GROWTH OF OUR BUSINESS ARE EXPECTED TO RESULT IN LOSSES FOR THE FORESEEABLE FUTURE. WE INCURRED AN OPERATING LOSS OF APPROXIMATELY $3,700,000 DURING THE NINE MONTHS ENDED SEPTEMBER 30, 1999, BEFORE A GAIN FROM A LEASE BUYOUT OF $350,000. WE ANTICIPATE OPERATING LOSSES TO INCREASE CONSIDERABLY AS WE INCREASE CUSTOMER SERVICE AND SUPPORT PERSONNEL AND CONTINUE TO ENHANCE OUR TELECOMMUNICATIONS AND SERVER CAPACITY. FURTHER, TO ACHIEVE OUR GOAL TO BECOME A SIGNIFICANT COMPETITOR IN THE ONLINE TRADING MARKETPLACE, THE REQUIRED EXPENDITURES FOR MARKETING AND ADVERTISING WILL CONTRIBUTE SIGNIFICANTLY TO FUTURE OPERATING LOSSES. WE ARE UNABLE TO PREDICT A FUTURE TIME WHEN REVENUES FROM OUR CUSTOMER BASE WILL BE AT A LEVEL
TO EXCEED THE EXPENDITURES  NECESSARY  TO  OPERATE  PROFITABLY.
R
R CORPORATIONS WHO HAVE GREATER FINANCIAL, TECHNICAL AND MONETARY RESOURCES THAN WE DO COULD LIMIT OUR ABILITY TO MAINTAIN OR INCREASE MARKET SHARE. WE OPERATE IN A HIGHLY COMPETITIVE MARKET WITH OTHER DISTRIBUTORS OF FINANCIAL AND BUSINESS INFORMATION, SOME OF WHOM HAVE SUBSTANTIALLY GREATER FINANCIAL RESOURCES. THE INDUSTRY IN WHICH WE COMPETE IS CHARACTERIZED BY DEVELOPMENTS REQUIRING RAPID ADAPTATION TO PROVIDE COMPETITIVE PRODUCTS AND SERVICES. WE BELIEVE THAT INCREASED COMPETITION WITHIN THE ONLINE SERVICES MARKET COULD RESULT IN REDUCED MARKET SHARE, PRICE REDUCTIONS, AND INCREASED SPENDING ON MARKETING AND PRODUCT DEVELOPMENT, WHICH COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND INCREASE OUR OPERATING/LOSSES.

R TECHNICAL RISKS INVOLVED WITH NEW SERVICES AND PRODUCTS MAY CAUSE THEIR INTRODUCTION TO BE UNTIMELY, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO REMAIN COMPETITIVE. OUR FUTURE SUCCESS WILL DEPEND IN LARGE PART ON OUR ABILITY TO DEVELOP AND ENHANCE OUR SERVICES AND PRODUCTS. WE OPERATE IN A VERY COMPETITIVE INDUSTRY IN WHICH THE ABILITY TO DEVELOP AND DELIVER ADVANCED SERVICES THROUGH THE INTERNET AND OTHER CHANNELS IS A KEY COMPETITIVE FACTOR. THERE ARE SIGNIFICANT TECHNICAL RISKS IN THE DEVELOPMENT OF NEW OR ENHANCED SERVICES AND PRODUCTS, INCLUDING THE RISK THAT WE WILL BE UNABLE TO EFFECTIVELY USE NEW TECHNOLOGIES, ADAPT OUR SERVICES AND PRODUCTS TO EMERGING INDUSTRY STANDARDS, OR DEVELOP, INTRODUCE AND MARKET ENHANCED OR NEW SERVICES AND PRODUCTS.

R IF WE ARE UNABLE TO DEVELOP AND INTRODUCE ENHANCED OR NEW SERVICES AND PRODUCTS QUICKLY ENOUGH TO RESPOND TO MARKET OR CUSTOMER REQUIREMENTS OR TO COMPLY WITH EMERGING INDUSTRY STANDARDS, OR IF THESE SERVICES AND PRODUCTS DO NOT ACHIEVE MARKET ACCEPTANCE, OUR BUSINESS COULD BE ADVERSELY AFFECTED RESULTING IN DETERIORATING FINANCIAL CONDITION AND OPERATING LOSSES.

R OUR BUSINESS COULD BE HARMED BY MARKET VOLATILITY AND OTHER SECURITIES INDUSTRYRISKS. OUR REVENUES ARE DERIVED PRIMARILY FROM THE SECURITIES INDUSTRY AND RELATED SERVICES, AND WE EXPECT THIS BUSINESS TO CONTINUE TO ACCOUNT FOR ALMOST ALL OF OUR REVENUES. WE ARE LIKELY TO BE DIRECTLY AND INDIRECTLY AFFECTED BY ECONOMIC AND POLITICAL CONDITIONS, BROAD TRENDS IN BUSINESS AND FINANCE AND CHANGES IN THE CONDITIONS OF THE SECURITIES MARKETS IN WHICH OUR CUSTOMERS TRADE. OVER THE PAST SEVERAL YEARS THE SECURITIES MARKETS HAVE FLUCTUATED CONSIDERABLY. A DOWNTURN IN THIS MARKET COULD ADVERSELY AFFECT OUR OPERATING RESULTS. RECENTLY, THE MARKETS FOR TECHNOLOGY AND INTERNET-RELATED STOCKS HAVE BEEN ESPECIALLY VOLATILE, AND A SIGNIFICANT DOWNTURN COULD HAVE AN EVEN GREATER EFFECT ON US BECAUSE A SUBSTANTIAL PORTION OF OUR MYTRACK CUSTOMERS INVEST IN THESE TYPES OF STOCKS. IN PREVIOUS MAJOR STOCK MARKET DECLINES, MANY FIRMS IN THE SECURITIES INDUSTRY SUFFERED FINANCIAL LOSSES, AND THE LEVEL OF INDIVIDUAL INVESTOR TRADING ACTIVITY DECREASED AFTER THESE EVENTS. WHEN TRADING VOLUME IS LOW, OUR PROFITABILITY WOULD LIKELY BE ADVERSELY AFFECTED BECAUSE A SIGNIFICANT PORTION OF OUR COSTS DO NOT VARY WITH REVENUE. FOR THESE REASONS, SEVERE MARKET FLUCTUATIONS COULD ADVERSELY AFFECT OUR BUSINESS, RESULTING IN DETERIORATING FINANCIAL CONDITION AND OPERATING LOSSES.

R WE ARE HEAVILY DEPENDENT UPON ELECTRONIC SYSTEMS WHICH ARE SUBJECT TO FAILURE DUE TO MANY FACTORS OVER WHICH WE HAVE LITTLE OR NO CONTROL. WE RECEIVE AND PROCESS CUSTOMER TRADE ORDERS THROUGH ELECTRONIC MEANS SUCH AS THE INTERNET AND DIAL-UP LINKS TO OUR PRIVATE COMPUTER NETWORKS. IN ADDITION, EXECUTION OF CUSTOMER TRADES IS MADE THROUGH A SERIES OF COMPUTERIZED PROCESSING SYSTEMS AND LINKS TO THIRD PARTIES. THUS, WE DEPEND HEAVILY ON THE CAPACITY AND RELIABILITY OF THE ELECTRONIC SYSTEMS SUPPORTING THIS TYPE OF TRADING. HEAVY USE OF OUR SYSTEMS DURING PEAK TRADING TIMES OR AT TIMES OF UNUSUAL MARKET VOLATILITY COULD CAUSE OUR SYSTEMS TO OPERATE SLOWLY OR EVEN TO FAIL FOR PERIODS OF TIME. HIGH TRADING VOLUME MAY CAUSE SIGNIFICANT DELAYS IN EXECUTING TRADING ORDERS, RESULTING IN SOME CUSTOMERS' ORDERS BEING EXECUTED AT PRICES THEY DID NOT ANTICIPATE. THESE OCCURRENCES ARE DISSATISFYING TO OUR CUSTOMERS, WHO MAY FILE FORMAL COMPLAINTS WITH US OR INDUSTRY REGULATORY ORGANIZATIONS, INITIATE REGULATORY INQUIRIES OR PROCEEDINGS, FILE LAWSUITS AGAINST US, SWITCH BROKERS OR CEASE ONLINE TRADING ALTOGETHER. WHILE WE CONSTANTLY MONITOR SYSTEM LOADS AND PERFORMANCE AND REGULARLY IMPLEMENT SYSTEM UPGRADES TO HANDLE PREDICTED INCREASES IN TRADING VOLUME AND VOLATILITY, WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO ACCURATELY PREDICT SUCH FUTURE VOLUME INCREASES OR VOLATILITY OR THAT OUR SYSTEMS WILL BE ABLE TO ACCOMMODATE SUCH VOLUME INCREASES OR VOLATILITY WITHOUT FAILURE OR DEGRADATION.

SYSTEM FAILURES OR SERVICE INTERRUPTIONS COULD CAUSE SUBSTANTIAL LOSSES FOR OUR CUSTOMERS AND RESULT IN DECREASED COMMISSION REVENUES FROM CUSTOMER TRADING ACTIVITIES AND IN LOSS OF CUSTOMER ACCOUNTS, CUSTOMER INABILITY TO SATISFY MARGIN OBLIGATIONS AND HARM TO OUR REPUTATION AND THE PERCEPTION OF OUR TRADING SYSTEM'S RELIABILITY. ANY SIGNIFICANT DEGRADATION OR FAILURE OF OUR TRADING SYSTEMS OR ANY OTHER SYSTEMS IN THE TRADING PROCESS COULD CAUSE CUSTOMERS TO SUFFER DELAYS IN TRADING. DURING A SYSTEMS FAILURE, WE MAY NOT BE ABLE TO PROCESS THE VOLUME OF TELEPHONE ORDERS PLACED BY OUR CUSTOMERS. ADDITIONALLY, A NATURAL DISASTER, POWER OR TELECOMMUNICATIONS FAILURE OR ACT OF WAR, MAY CAUSE AN EXTENDED SYSTEMS FAILURE. COMPUTER VIRUSES OR UNAUTHORIZED ACCESS TO OR SABOTAGE OF OUR NETWORK BY A THIRD PARTY COULD ALSO RESULT IN SYSTEM FAILURES OR SERVICE INTERRUPTIONS.

THE FUTURE SUCCESS OF OUR MARKET DATA AND ONLINE BROKERAGE BUSINESSES WILL DEPEND ON THE CONTINUED DEVELOPMENT AND MAINTENANCE OF THE INTERNET INFRASTRUCTURE. THE INTERNET HAS EXPERIENCED, AND IS EXPECTED TO CONTINUE TO EXPERIENCE, SIGNIFICANT GROWTH IN THE NUMBER OF USERS AND AMOUNT OF TRAFFIC. OUR FUTURE SUCCESS WILL DEPEND UPON THE DEVELOPMENT AND MAINTENANCE OF THE INTERNET'S INFRASTRUCTURE TO COPE WITH THIS INCREASED TRAFFIC. THIS WILL REQUIRE A RELIABLE NETWORK BACKBONE WITH THE NECESSARY SPEED, DATA CAPACITY AND SECURITY, AND THE TIMELY DEVELOPMENT OF COMPLEMENTARY PRODUCTS, SUCH AS HIGH
SPEED  MODEMS,  FOR  PROVIDING  RELIABLE  INTERNET  ACCESS  AND  SERVICES.

MANY INTERNET SERVICE PROVIDERS, WHICH PROVIDE OUR CUSTOMERS WITH ACCESS TO THE INTERNET, AND OTHER SUPPLIERS OF INTERNET SYSTEMS AND COMPONENTS HAVE
EXPERIENCED A VARIETY OF OUTAGES AND OTHER DELAYS AS A RESULT OF DAMAGE TO PORTIONS OF THEIR INFRASTRUCTURE AND OTHER TECHNICAL PROBLEMS AND COULD FACE SIMILAR OUTAGES AND DELAYS IN THE FUTURE. SUCH OUTAGES AND DELAYS ARE LIKELY TO AFFECT THE LEVEL OF INTERNET USAGE AND THE PROCESSING OF TRANSACTIONS AND ARE NOT WITHIN OUR CONTROL. IN ADDITION, THE INTERNET COULD LOSE ITS VIABILITY DUE TO DELAYS IN THE DEVELOPMENT OR ADOPTION OF NEW STANDARDS TO HANDLE INCREASED LEVELS OF ACTIVITY OR DUE TO INCREASED GOVERNMENT REGULATION. THE ADOPTION OF NEW STANDARDS OR GOVERNMENT REGULATION MAY REQUIRE US TO INCUR SUBSTANTIAL DATA PROCESSING DEVELOPMENT AND COMPLIANCE COSTS. CRITICAL ISSUES CONCERNING THE COMMERCIAL USE OF THE INTERNET, INCLUDING SECURITY, RELIABILITY, COST, EASE OF USE, ACCESSIBILITY AND QUALITY OF SERVICE, REMAIN UNRESOLVED. THESE ISSUES MAY NEGATIVELY AFFECT THE GROWTH OF INTERNET USE OR THE ATTRACTIVENESS OF COMMERCE AND COMMUNICATIONS ON THE INTERNET AND, THEREFORE IMPEDE OUR ABILITY TO GROW.

R WE DEPEND ON THIRD PARTIES FOR IMPORTANT ASPECTS OF OUR BUSINESS OPERATIONS. WE PRESENTLY OFFER ONLINE TRADING TO OUR MYTRACK CUSTOMERS UTILIZING TRACK SECURITIES CORPORATION AS BROKER-DEALER AND HERZOG, HEINE, GEDULD, INC. TO CLEAR TRADES FOR OUR CUSTOMERS. IF EITHER PARTY WERE UNABLE OR UNWILLING TO PROVIDE THESE SERVICES, WE WOULD NEED TO FIND A SUITABLE REPLACEMENT. THE FAILURE TO FIND A SUITABLE REPLACEMENT OR TO COME TO AN AGREEMENT WITH AN ACCEPTABLE ALTERNATE PROVIDER ON TERMS ACCEPTABLE TO US COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTING IN INCREASED OPERATING LOSSES AND THE LOSS OF CUSTOMERS.

R WE OPERATE IN A HIGHLY REGULATED INDUSTRY AND COMPLIANCE FAILURES COULD ADVERSELY AFFECT OUR BUSINESS. WHILE WE ARE NOT A BROKER-DEALER, TRACK SECURITIES IS THE BROKER-DEALER FOR OUR CUSTOMERS AND IS SUBJECT TO EXTENSIVE REGULATION COVERING ALL ASPECTS OF THE SECURITIES BUSINESS, INCLUDING REGISTRATION OF OFFICES AND PERSONNEL, SALES METHODS, ACCEPTANCE AND EXECUTION OF CUSTOMER ORDERS, HANDLING OF CUSTOMER FUNDS AND SECURITIES, TRADING PRACTICES, CAPITAL STRUCTURE, RECORD KEEPING, CONDUCT OF DIRECTORS, OFFICERS AND EMPLOYEES AND SUPERVISION.

R THE VARIOUS GOVERNMENTAL AUTHORITIES AND INDUSTRY SELF-REGULATORY ORGANIZA-TIONS THAT SUPERVISE AND REGULATE TRACK SECURITIES AND OUR CLEARING FIRM, HERZOG, HEINE, GEDULD, INC., GENERALLY HAVE BROAD ENFORCEMENT POWERS TO CENSURE, FINE, ISSUE CEASE-AND-DESIST ORDERS OR SUSPEND OR EXPEL US OR ANY OF OUR OFFICERS OR EMPLOYEES WHO VIOLATE APPLICABLE LAWS OR REGULATIONS. THEIR ABILITY TO COMPLY WITH ALL APPLICABLE LAWS AND RULES IS LARGELY DEPENDENT
ON THEIR ESTABLISHMENT AND MAINTENANCE OF COMPLIANCE AND REPORTING SYSTEMS, AS WELL AS THEIR ABILITY TO ATTRACT AND RETAIN QUALIFIED COMPLIANCE AND OTHER PERSONNEL. THEY COULD BE SUBJECT TO DISCIPLINARY OR OTHER REGULATORY OR LEGAL ACTIONS IN THE FUTURE DUE TO NONCOMPLIANCE.

R RECENTLY, VARIOUS REGULATORY AND ENFORCEMENT AGENCIES HAVE BEEN REVIEWING SYSTEMS CAPACITY, CUSTOMER ACCESS, BEST EXECUTION PRACTICES, AND OTHER SERVICE ISSUES AS THEY RELATE TO THE DISCOUNT AND ONLINE BROKERAGE INDUSTRY. THESE COULD RESULT IN ENFORCEMENT ACTIONS, NEW REGULATIONS, OR THE RETROACTIVE APPLICATION OF EXISTING REGULATIONS, ANY OF WHICH COULD RESULT IN INCREASED EXPENDITURES AND INCREASED LOSSES.

IN ADDITION, WE USE THE INTERNET AS A MAJOR DISTRIBUTION CHANNEL TO PROVIDE PRODUCTS AND SERVICES TO OUR CUSTOMERS. DUE TO THE INCREASING POPULARITY OF THE INTERNET, IT IS POSSIBLE THAT NEW LAWS AND REGULATIONS MAY BE ADOPTED DEALING WITH SUCH ISSUES AS USER PRIVACY, CONTENT AND PRICING. SUCH LAWS AND REGULATIONS MIGHT INCREASE OUR COST OF USING, OR LIMIT OUR ABILITY TO USE, THE INTERNET AS A DISTRIBUTION CHANNEL, WHICH COULD CAUSE INCREASED OPERATING LOSSES.

R OUR OPERATIONS WOULD BE INTERRUPTED IF THE SERVICES OF OUR CLEARING BROKER, WHO CAN CANCEL ON 30 DAYS NOTICE, ARE TERMINATED. TRACK SECURITIES IS DEPENDENT ON THE OPERATIONAL CAPACITY AND THE ABILITY OF ITS CLEARING BROKER FOR THE ORDERLY PROCESSING OF TRANSACTIONS. TRACK SECURITIES' CLEARING AGREEMENT WITH HERZOG MAY BE TERMINATED BY EITHER PARTY, UPON 30 DAYS PRIOR WRITTEN NOTICE. TERMINATION OR MATERIAL INTERRUPTIONS OF SERVICES PROVIDED BY TRACK SECURITIES' CLEARING BROKER WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR DELIVERY OF SERVICES TO OUR CUSTOMERS. TRACK SECURITIES' AGREEMENT WITH ITS CLEARING BROKER PROVIDES THAT THE CLEARING BROKER PROCESS ALL SECURITIES TRANSACTIONS FOR THE ACCOUNTS OF TRACK SECURITIES CUSTOMERS. SERVICES OF THE CLEARING BROKER INCLUDES BILLING AND CREDIT EXTENSION, CONTROL AND RECEIPT, CUSTODY AND DELIVERY OF SECURITIES.

R COMPETITION COULD INCREASE IF THIRD PARTIES OBTAIN ACCESS TO OUR PROPRIETARY INFORMATION OR INDEPENDENTLY DEVELOP SIMILAR TECHNOLOGIES BECAUSE OF THE LIMITED PROTECTION FOR OUR INTELLECTUAL PROPERTY. THIRD PARTIES MAY COPY OR OBTAIN AND USE OUR PROPRIETARY TECHNOLOGIES, IDEAS, KNOW-HOW AND OTHER PROPRIETARY INFORMATION WITHOUT AUTHORIZATION OR INDEPENDENTLY DEVELOP TECHNOLOGIES SIMILAR OR SUPERIOR TO OUR TECHNOLOGIES. POLICING UNAUTHORIZED USE OF OUR TECHNOLOGIES AND OTHER INTELLECTUAL PROPERTY IS DIFFICULT, PARTICULARLY BECAUSE THE GLOBAL NATURE OF THE INTERNET MAKES IT DIFFICULT TO CONTROL THE ULTIMATE DESTINATION OR SECURITY OF SOFTWARE OR OTHER DATA TRANSMITTED. FURTHERMORE, THE LAWS OF OTHER JURISDICTIONS MAY AFFORD LITTLE OR NO EFFECTIVE PROTECTION OF OUR INTELLECTUAL PROPERTY RIGHTS. INCREASED COMPETITION COULD RESULT IN INCREASED OPERATING LOSSES.

R OUR PRINCIPAL STOCKHOLDER CAN CONTROL MATTERS REQUIRING A STOCKHOLDER VOTE, SUCH AS UNSOLICITED TAKEOVERS WHICH MAY PREVENT INVESTORS FROM RECEIVING A PREMIUM ON THEIR SHARES. AS OF DECEMBER 30, 1999, BARRY HERTZ, TRACK
DATA'S CHAIRMAN, DIRECTLY OR INDIRECTLY OWNED 45,614,780 SHARES OF TRACK DATA'S COMMON STOCK OR APPROXIMATELY 73% OF OUR SHARES. HE IS IN A POSITION
TO CONTROL THE OUTCOME OF MATTERS REQUIRING A STOCKHOLDER VOTE, INCLUDING THE ELECTION OF DIRECTORS. SUCH CONTROL COULD HAVE THE EFFECT OF DISCOURAGING, OR MAKING MORE DIFFICULT, AN UNSOLICITED ACQUISITION OF US BY MEANS OF A
TENDER OFFER, A PROXY CONTEST OR OTHERWISE, EVEN THOUGH AN UNSOLICITED ACQUISITION COULD HAVE RESULTED IN OUR STOCKHOLDERS RECEIVING A PREMIUM
FOR THEIR SHARES OR BE OTHERWISE ECONOMICALLY BENEFICIAL  TO  THEM.

R OUR EXECUTIVE OFFICERS DO NOT HAVE EMPLOYMENT CONTRACTS AND MAY LEAVE AT ANY TIME. OUR SUCCESS IS HIGHLY DEPENDENT UPON THE EFFORTS AND ABILITIES OF OUR EXECUTIVE OFFICERS, PARTICULARLY MR. BARRY HERTZ, THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. THE LOSS OF SERVICES OF ONE OR MORE OF OUR EXECUTIVE OFFICERS FOR ANY REASON MAY RESULT IN EXTENSIVE SEARCH COSTS, EXPENSIVE REPLACEMENT COSTS, AND LOSS OF THAT EXECUTIVE'S EXPERTISE.

R OUR RIGHT TO ISSUE PREFERRED STOCK COULD DILUTE OR DIMINISH THE VALUE OF EXISTING INVESTORS' COMMON STOCK. OUR GOVERNING DOCUMENTS AUTHORIZE THE ISSUANCE OF UP TO ONE MILLION SHARES OF PREFERRED STOCK WITHOUT STOCKHOLDER APPROVAL, WITH DIVIDEND, LIQUIDATION, CONVERSION, VOTING OR OTHER RIGHTS WHICH COULD ADVERSELY AFFECT THE VOTING POWER OR OTHER RIGHTS OF THE HOLDERS OF OUR COMMON STOCK. DEPENDING ON THE DESIGNATIONS, RIGHTS AND PREFERENCES OF A PARTICULAR ISSUANCE OF PREFERRED STOCK, SUCH ISSUANCE COULD ADVERSELY AFFECT THE MARKET VALUE OF OUR COMMON STOCK.

R OUR RIGHT TO ISSUE PREFERRED STOCK COULD MAKE A THIRD-PARTY ACQUISITION OF US DIFFICULT. OUR GOVERNING DOCUMENTS AUTHORIZE THE ISSUANCE OF UP TO ONE MILLION SHARES OF PREFERRED STOCK WITHOUT STOCKHOLDER APPROVAL, WITH DIVIDEND, LIQUIDATION, CONVERSION, VOTING OR OTHER RIGHTS WHICH COULD ADVERSELY AFFECT THE VOTING POWER OR OTHER RIGHTS OF THE HOLDERS OF OUR COMMON STOCK. IN THE EVENT OF ISSUANCE, THE PREFERRED STOCK COULD BE UTILIZED, UNDER CERTAIN CIRCUMSTANCES, AS A METHOD OF DISCOURAGING, DELAYING OR PREVENTING A CHANGE IN CONTROL. ALTHOUGH WE HAVE NO PRESENT INTENTION TO ISSUE ANY SHARES OF PREFERRED STOCK, THERE CAN BE NO ASSURANCE THAT WE WILL NOT DO SO IN THE FUTURE.

R SUCCESS OF STOCKHOLDER ACTIONS AGAINST DIRECTORS IS LESS LIKELY AS OUR DIRECTORS' LIABILITY FOR THEIR ACTIONS IS LIMITED AND WE MAY INDEMNIFY THEM IF THEY ARE SUED. OUR GOVERNING DOCUMENTS LIMIT THE LIABILITY OF OUR DIRECTORS FOR BREACH OF THEIR FIDUCIARY DUTY OF CARE. THE EFFECT IS TO ELIMINATE LIABILITY OF DIRECTORS FOR MONETARY DAMAGES ARISING OUT OF NEGLIGENT OR GROSSLY NEGLIGENT CONDUCT. STOCKHOLDER ACTIONS AGAINST A DIRECTOR OF TRACK DATA FOR MONETARY DAMAGES CAN ONLY BE MAINTAINED UPON A SHOWING OF CERTAIN FACTORS AND NOT FOR SUCH DIRECTOR'S NEGLIGENCE OR GROSS NEGLIGENCE IN SATISFYING HIS DUTY OF CARE. THE FACTORS REQUIRED TO OBTAIN MONETARY DAMAGES ARE A BREACH OF THE INDIVIDUAL DIRECTOR'S DUTY OF LOYALTY TO TRACK DATA, A FAILURE TO ACT IN GOOD FAITH, INTENTIONAL MISCONDUCT, A KNOWING VIOLATION OF THE LAW, AN IMPROPER PERSONAL BENEFIT, OR AN ILLEGAL DIVIDEND OR STOCK PURCHASE. THESE DOCUMENTS ALSO PROVIDE FOR INDEMNIFICATION AS PERMITTED BY DELAWARE LAW. HOWEVER, INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING TRACK DATA PURSUANT TO THE FOREGOING PROVISIONS, WE HAVE BEEN INFORMED THAT IN THE OPINION OF THE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.


IT IS UNLIKELY THAT WE WILL PAY DIVIDENDS. WE HAVE NOT PAID ANY CASH DIVIDENDS SINCE OUR INCEPTION AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS IN THE FORESEEABLE FUTURE. THERE CAN BE NO ASSURANCE THAT OUR OPERATIONS WILL RESULT IN SUFFICIENT EARNINGS TO ENABLE US TO PAY DIVIDENDS. IT IS ANTICIPATED THAT EARNINGS, IF ANY, WILL BE USED TO FINANCE OUR GROWTH.


                       DOCUMENTS INCORPORATED BY REFERENCE

THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ALLOWS US TO "INCORPORATE" INTO THIS PROSPECTUS INFORMATION WE FILE WITH THE SEC IN OTHER DOCUMENTS. THIS MEANS THAT WE CAN DISCLOSE IMPORTANT INFORMATION TO YOU BY REFERRING TO OTHER DOCUMENTS THAT CONTAIN THAT INFORMATION. THE INFORMATION MAY INCLUDE DOCUMENTS FILED AFTER THE DATE OF THIS PROSPECTUS WHICH UPDATE AND SUPERSEDE THE INFORMATION YOU READ IN THIS PROSPECTUS. WE INCORPORATE BY REFERENCE THE DOCUMENTS LISTED BELOW, EXCEPT TO THE EXTENT INFORMATION IN THOSE DOCUMENTS IS DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS, AND ALL FUTURE DOCUMENTS FILED WITH THE SEC UNDER SECTIONS 13(A), 13(C), 14, OR 15(D) OF THE EXCHANGE ACT UNTIL WE TERMINATE THE OFFERING OF THESE SHARES.

THE FOLLOWING DOCUMENTS OF OUR COMPANY WHICH HAVE BEEN FILED WITH THE SEC ARE HEREBY INCORPORATED BY REFERENCE IN THIS PROSPECTUS:

SEC FILING                           CONTENT

ANNUAL REPORT ON FORM 10-K           YEAR ENDED DECEMBER 31, 1998

QUARTERLY REPORT ON FORM 10-Q        QUARTER ENDED SEPTEMBER 30, 1999

R

YOU MAY REQUEST A COPY OF THESE DOCUMENTS, AT NO COST, BY WRITING TO:

TRACK DATA CORPORATION
95 ROCKWELL PLACE
BROOKLYN, NY 11217
ATTENTION: INVESTOR RELATIONS
TELEPHONE: (718) 522-7373


                              MATERIAL DEVELOPMENTS

R SINCE TRACK DATA'S MOST RECENT FILING ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1999, NO MATERIAL DEVELOPMENTS HAVE OCCURRED.


R                           DESCRIPTION OF COMMON STOCK

R TRACK DATA IS AUTHORIZED TO ISSUE 75,000,000 SHARES OF COMMON STOCK, $.01 PAR VALUE. ALL OF THE OUTSTANDING SHARES OF COMMON STOCK ARE FULLY PAID, VALIDLY
ISSUED  AND  NON-ASSESSABLE.

R HOLDERS OF SHARES OF COMMON STOCK ARE ENTITLED TO SHARE EQUALLY ON A PER SHARE BASIS IN SUCH DIVIDENDS AS MAY BE DECLARED BY THE BOARD OF DIRECTORS OUT OF FUNDS LEGALLY AVAILABLE THEREFOR. THERE ARE PRESENTLY NO PLANS TO PAY DIVIDENDS WITH RESPECT TO THE SHARES OF COMMON STOCK. UPON LIQUIDATION, DISSOLUTION OR WINDING UP OF TRACK DATA, AFTER PAYMENT OF CREDITORS AND THE HOLDERS OF ANY SENIOR SECURITIES, THE ASSETS WILL BE DIVIDED PRO RATA ON A PER SHARE BASIS AMONG THE HOLDERS OF SHARES OF COMMON STOCK. THERE ARE NO CONVERSION OR REDEMPTION PRIVILEGES NOR ANY SINKING FUND PROVISIONS WITH RESPECT TO THE COMMON STOCK, NOR ARE THERE ANY PREEMPTION RIGHTS.

R HOLDERS OF SHARES OF COMMON STOCK ARE ENTITLED TO CAST ONE VOTE FOR EACH SHARE HELD AT ALL STOCKHOLDERS' MEETINGS FOR ALL PURPOSES, INCLUDING THE ELECTION OF DIRECTORS. THE COMMON STOCK DOES NOT HAVE CUMULATIVE VOTING RIGHTS, WHICH MEANS THAT THE HOLDERS OF MORE THAT 50% OF THE COMMON STOCK CAN ELECT 100% OF THE DIRECTORS IF THEY CHOOSE TO DO SO. THE BY-LAWS REQUIRE THAT ONLY A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK NEED BE REPRESENTED TO CONSTITUTE A QUORUM AND TO TRANSACT BUSINESS AT A STOCKHOLDERS' MEETING.


                                 USE OF PROCEEDS

R ALL OF THE SHARES OF COMMON STOCK ARE BEING SOLD BY THE SELLING SECURITY HOLDERSFOR THEIR OWN ACCOUNT. WE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF ANY SHARES, EXCEPT FOR PROCEEDS RECEIVED UPON EXERCISE OF WARRANTS. ANY PROCEEDS RECEIVED FROM EXERCISE OF WARRANTS WILL BE USED FOR GENERAL CORPORATE PURPOSES. WE HAVE AGREED TO PAY THE EXPENSES OF REGISTRATION OF THE COMMON STOCK, INCLUDING A CERTAIN AMOUNT OF LEGAL AND ACCOUNTING FEES. SEE "PLAN OF DISTRIBUTION."


                            SELLING SECURITY HOLDERS

THE FOLLOWING TABLE SETS FORTH THE NAMES OF THE SELLING SECURITY HOLDERS, THE NUMBER OF SHARES OF COMMON STOCK OWNED BENEFICIALLY BY EACH SELLING SECURITY
HOLDER AS OF THE DATE OF THIS PROSPECTUS AND THE NUMBER OF SHARES THAT MAY BE OFFERED PURSUANT TO THIS PROSPECTUS. THIS INFORMATION IS BASED UPON INFORMATION PROVIDED BY THE SELLING SECURITY HOLDER.

NO ESTIMATE CAN BE GIVEN AS TO THE NUMBER OF SHARES THAT WILL BE HELD BY ANY SELLING SECURITY HOLDER AFTER COMPLETION OF THIS OFFERING BECAUSE THEY MAY OFFER ALL OR SOME OF THE SHARES AND BECAUSE THERE CURRENTLY ARE NO AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO THE SALE OF ANY OF THE SHARES. THE SHARES OFFERED BY THIS PROSPECTUS MAY BE OFFERED FROM TIME TO TIME BY THE SELLING SECURITY HOLDER NAMED BELOW.








                                      NUMBER             NUMBER OF
                                     OF SHARES             SHARES
                                    BENEFICIALLY         REGISTERED
NAME OF SELLING SECURITY HOLDER        OWNED             FOR SALE(1)
-------------------------------    ------------          -----------

R THE LORD GROUP                         33,408               33,408

R BETH MEDRASH GOVOHA                   500,000              500,000








R (1)     THIS REGISTRATION STATEMENT ALSO SHALL COVER ANY ADDITIONAL SHARES OF
COMMON  STOCK WHICH BECOME ISSUABLE IN CONNECTION WITH ANY STOCK DIVIDEND, STOCK
SPLIT,  RECAPITALIZATION  OR  OTHER  SIMILAR  TRANSACTION  EFFECTED  WITHOUT THE
RECEIPT  OF  CONSIDERATION  WHICH  RESULTS  IN  AN  INCREASE  IN  THE  NUMBER OF
OUTSTANDING  SHARES  OF  COMMON  STOCK.


                              PLAN OF DISTRIBUTION

R THE SELLING SECURITY HOLDERS HAVE INDICATED THEY ARE ACTING INDEPENDENTLY FROM
US  IN  DETERMINING  THE  MANNER AND EXTENT OF SALES OF THE SHARES OF OUR COMMON
STOCK.

R THIS PROSPECTUS COVERS  ONLY  THE  REGISTRATION  FOR RESALE OF SHARES OF TRACK
DATA'S  COMMON STOCK. ALTHOUGH ALL OF THE SHARES ARE BEING REGISTERED FOR PUBLIC
SALE,  THE SALE OF ANY OR ALL OF SUCH SHARES BY THE SELLING SECURITY HOLDERS MAY
DEPEND  ON  THE  SALE  PRICE  OF  SUCH  SHARES  AND  MARKET CONDITIONS GENERALLY
PREVAILING  AT  THE  TIME.

THE  SELLING  SECURITY  HOLDERS  HAVE  SEVERALLY  ADVISED  US  THAT:

-     THE SHARES MAY BE SOLD BY THE SELLING SECURITY HOLDERS OR THEIR RESPECTIVE
PLEDGEES,  DONEES,  TRANSFEREES OR SUCCESSORS IN INTEREST, IN SALES OCCURRING IN
THE  PUBLIC  MARKET,  IN  PRIVATELY  NEGOTIATED  TRANSACTIONS,  IN BLOCK TRADES,
THROUGH  THE  WRITING  OF  OPTIONS ON SHARES, HEDGING TRANSACTIONS, SHORT SALES,
DIRECT  SALES  TO  ONE  OR  MORE  PURCHASERS,  OR  IN  A  COMBINATION  OF  SUCH
TRANSACTIONS;

-     EACH  SALE  MAY  BE MADE EITHER AT MARKET PRICES PREVAILING AT THE TIME OF
SUCH  SALE,  AT A FIXED OFFERING PRICE, AT VARYING PRICES DETERMINED AT THE TIME
OF  SALE,  OR  AT  NEGOTIATED  PRICES;

-     SOME  OR ALL OF THE SHARES MAY BE SOLD THROUGH BROKERS ACTING ON BEHALF OF
THE  SELLING  SECURITY  HOLDERS  OR  TO  DEALERS  FOR  RESALE  BY  SUCH DEALERS;

-     IN  CONNECTION  WITH  SUCH  SALES,  SUCH  BROKERS  AND DEALERS MAY RECEIVE
COMPENSATION  IN  THE  FORM  OF  DISCOUNTS  AND  COMMISSIONS  FROM  THE  SELLING
STOCKHOLDERS  AND MAY RECEIVE COMMISSIONS FROM THE PURCHASERS OF SHARES FOR WHOM
THEY ACT AS BROKER OR AGENT (WHICH DISCOUNTS AND COMMISSIONS MAY BE LESS THAN OR
EXCEED  THOSE  CUSTOMARY  IN THE TYPES OF TRANSACTIONS INVOLVED).  ANY BROKER OR
DEALER  PARTICIPATING  IN  ANY  SUCH  SALE  MAY BE DEEMED TO BE AN "UNDERWRITER"
WITHIN  THE MEANING OF THE SECURITIES ACT AND WILL BE REQUIRED TO DELIVER A COPY
OF  THIS PROSPECTUS TO ANY PERSON WHO PURCHASES ANY COMMON STOCK FROM OR THROUGH
SUCH  BROKER  OR  DEALER.

R IN OFFERING THE  COMMON STOCK COVERED BY THIS PROSPECTUS, THE SELLING SECURITY
HOLDERS  AND  ANY  BROKER-DEALERS AND ANY OTHER PARTICIPATING BROKER-DEALERS WHO
EXECUTE  SALES FOR THE SELLING STOCKHOLDERS COULD BE DEEMED TO BE "UNDERWRITERS"
WITHIN  THE MEANING OF THE SECURITIES ACT IN CONNECTION WITH SUCH SALES, AND ANY
PROFITS  REALIZED  BY  THE  SELLING  STOCKHOLDERS  AND  THE COMPENSATION OF SUCH
BROKER-DEALER  MAY  BE  DEEMED TO BE UNDERWRITING DISCOUNTS AND COMMISSIONS.  IN
ADDITION,  ANY  SHARES  OF COMMON STOCK COVERED BY THIS PROSPECTUS WHICH QUALIFY
FOR  SALE  PURSUANT TO RULE 144 OF THE SECURITIES ACT MAY BE SOLD UNDER RULE 144
RATHER  THAN  PURSUANT  TO  THIS  PROSPECTUS.

R IN ORDER TO  COMPLY  WITH  CERTAIN STATES' SECURITIES LAWS, IF APPLICABLE, THE
SHARES  OF  COMMON  STOCK  WILL  BE  SOLD  IN  SUCH  JURISDICTIONS  ONLY THROUGH
REGISTERED  OR  LICENSED  BROKERS  OR DEALERS.  IN CERTAIN STATES, THE SHARES OF
COMMON  STOCK  MAY NOT BE SOLD UNLESS THEY HAVE BEEN REGISTERED OR QUALIFIED FOR
SALE  IN  SUCH  STATE  OR  AN  EXEMPTION  FROM  REGISTRATION OR QUALIFICATION IS
AVAILABLE  AND  IS  COMPLIED  WITH.

THE  SELLING SECURITY HOLDERS HAVE SEVERALLY AGREED TO INDEMNIFY AND HOLD US AND
OUR  OFFICERS  AND DIRECTORS HARMLESS, WITH RESPECT TO ANY LOSSES RESULTING FROM
ANY UNTRUE STATEMENT OF A MATERIAL FACT IN, OR OMISSION OF A MATERIAL FACT FROM,
THIS  PROSPECTUS  OR THE REGISTRATION STATEMENT OF WHICH IT IS A PART, INCLUDING
AMENDMENTS  AND  SUPPLEMENTS,  IF  SUCH  STATEMENT  OR OMISSION WAS CONTAINED IN
INFORMATION  FURNISHED  TO  US  IN  WRITING  BY  SUCH  SELLING  SECURITY  HOLDER
SPECIFICALLY  FOR  INCLUSION  IN  THIS  PROSPECTUS  OR  REGISTRATION  STATEMENT.

WE  WILL  NOT  PAY SELLING OR OTHER EXPENSES INCURRED IN THE OFFERING, INCLUDING
THE  DISCOUNTS  AND  COMMISSIONS OF BROKER-DEALERS.  WE HAVE AGREED TO INDEMNIFY
THE  SELLING  SECURITY  HOLDERS  AGAINST  CERTAIN  CIVIL  LIABILITIES, INCLUDING
LIABILITIES UNDER THE SECURITIES ACT, IN CONNECTION WITH THE SHARES DESCRIBED IN
THIS  PROSPECTUS.


                                     EXPERTS

THE  CONSOLIDATED FINANCIAL STATEMENTS OF TRACK DATA CORPORATION INCORPORATED IN
THIS  PROSPECTUS  BY REFERENCE FROM THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR
EACH  OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1998 HAVE BEEN AUDITED
BY  GRANT  THORNTON  LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AS STATED IN
THEIR  REPORT, AND THE CONSOLIDATED FINANCIAL STATEMENTS OF INNODATA CORPORATION
INCORPORATED IN THIS PROSPECTUS BY REFERENCE FROM THE COMPANY'S ANNUAL REPORT ON
FORM  10-K  FOR  THE YEARS ENDED DECEMBER 31, 1998 AND 1997 HAVE BEEN AUDITED BY
GRANT THORNTON LLP AND FOR THE YEAR ENDED DECEMBER 31, 1996 HAVE BEEN AUDITED BY
MARGOLIN,  WINER & EVENS LLP, AS STATED IN THEIR REPORTS, WHICH ARE INCORPORATED
HEREIN  BY REFERENCE, AND HAVE BEEN SO INCORPORATED IN RELIANCE UPON THE REPORTS
OF  SUCH FIRMS GIVEN UPON THEIR AUTHORITY AS EXPERTS IN ACCOUNTING AND AUDITING.


                                  LEGAL MATTERS

R CERTAIN  LEGAL MATTERS IN CONNECTION WITH THE VALIDITY OF THE SECURITIES
OFFERED BY  THIS  PROSPECTUS WILL BE PASSED ON FOR THE COMPANY BY
OSCAR D. FOLGER, ESQ. ,NEW YORK, NEW  YORK. MR. FOLGER IS ENTITLED TO RECEIVE
122,248 SHARES OF OUR COMMON STOCK PURSUANT TO A TRACK  DATA PHANTOM STOCK
PLAN AT THE TIME HE NO LONGER  PERFORMS  SERVICES  FOR US, OR EARLIER WITH THE
APPROVAL OF THE BOARD OF DIRECTORS.


                       WHERE YOU CAN FIND MORE INFORMATION

R WE FILE  ANNUAL, QUARTERLY,  AND  CURRENT REPORTS, PROXY STATEMENTS, AND OTHER
DOCUMENTS WITH THE SEC.  YOU MAY READ AND COPY ANY DOCUMENT WE FILE AT THE SEC'S
PUBLIC  REFERENCE ROOM AT JUDICIARY PLAZA BUILDING, 450 FIFTH STREET, N.W., ROOM
1024,  WASHINGTON,  D.C.  20549.  YOU  SHOULD  CALL  1-800-SEC-0330  FOR  MORE
INFORMATION ON THE PUBLIC REFERENCE ROOM.  THE SEC MAINTAINS AN INTERNET SITE AT
HTTP://WWW.SEC.GOV  WHERE CERTAIN INFORMATION REGARDING ISSUERS, INCLUDING TRACK
DATA  CORPORATION,  MAY  BE  FOUND.  THIS  PROSPECTUS  IS PART OF A REGISTRATION
STATEMENT  THAT  WE  FILED  WITH  THE  SEC,  REGISTRATION  NO.  333-91645  THE
REGISTRATION  STATEMENT CONTAINS MORE INFORMATION THAN THIS PROSPECTUS REGARDING
THE COMPANY AND ITS COMMON STOCK, INCLUDING CERTAIN EXHIBITS AND SCHEDULES.  YOU
CAN  GET A COPY OF THE REGISTRATION STATEMENT FROM THE SEC AT THE ADDRESS LISTED
ABOVE  OR  FROM  ITS  INTERNET  SITE.



                             TRACK DATA CORPORATION



R                        533,408 SHARES OF COMMON STOCK

                           __________________________


                                   PROSPECTUS

                           __________________________


R                                   __, 2000




II-5

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     SEC REGISTRATION FEE               $     294.84
     ACCOUNTING FEES AND EXPENSE            5,000.00
     LEGAL FEES AND EXPENSES                1,500.00
     MISCELLANEOUS                            205.16
                                          ----------
     TOTAL                                 $7,000.00

    ALL FEES AND EXPENSES OTHER THAN THE SEC REGISTRATION FEE ARE ESTIMATED. THE EXPENSES LISTED ABOVE WILL BE PAID BY TRACK DATA.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          ------------------------------------------

THE COMPANY HAS ENTERED INTO AGREEMENTS WITH EACH DIRECTOR IN WHICH THE COMPANY AGREES TO INDEMNIFY EACH DIRECTOR AND OFFICER TO THE MAXIMUM EXTENT PERMITTED BY LAW.

THE COMPANY'S CERTIFICATE OF INCORPORATION PROVIDES THAT ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF THE REGISTRANT SHALL BE ENTITLED TO BE
INDEMNIFIED  BY  THE  COMPANY  TO  THE  FULLEST  EXTENT  PERMITTED  BY  LAW. THE
CERTIFICATE  OF  INCORPORATION  ALSO  PROVIDES  AS  FOLLOWS:

A DIRECTOR, OR FORMER DIRECTOR, SHALL NOT BE LIABLE TO THE CORPORATION OR TO ANY OF ITS STOCKHOLDERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR, PROVIDED THAT THIS PROVISION SHALL NOT ELIMINATE OR LIMIT THE LIABILITY OF A DIRECTOR: (I) FOR ANY BREACH OF THE DIRECTOR'S DUTY OF LOYALTY TO THE CORPORATION OR ITS STOCKHOLDERS; (II) FOR ACTS OR OMISSIONS NOT IN GOOD FAITH OR WHICH INVOLVE INTENTIONAL MISCONDUCT OR A KNOWING VIOLATION OF LAW;
(III) UNDER SECTION 174 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, PERTAINING TO THE LIABILITY OF DIRECTORS FOR UNLAWFUL PAYMENT OF DIVIDENDS OR UNLAWFUL STOCK PURCHASE OR REDEMPTION; OR (IV) FOR ANY TRANSACTION FROM WHICH THE DIRECTOR DERIVED AN IMPROPER PERSONAL BENEFIT.

SECTION 145 OF THE DELAWARE GENERAL CORPORATION LAW CONCERNING INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS IS SET FORTH BELOW.

SECTION 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (A) A CORPORATION MAY INDEMNIFY ANY PERSON WHO WAS OR IS A PARTY OR IS THREATENED TO BE MADE A PARTY TO ANY THREATENED, PENDING OR COMPLETED ACTION, SUIT OR PROCEEDING, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE (OTHER THAN AN ACTION BY OR IN THE RIGHT OF THE CORPORATION) BY REASON OF THE FACT THAT HE IS OR WAS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE CORPORATION, OR IS OR WAS SERVING AT THE REQUEST OF THE CORPORATION AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE, AGAINST EXPENSES (INCLUDING ATTORNEYS'
FEES), JUDGMENTS, FINES AND AMOUNTS PAID IN SETTLEMENT ACTUALLY AND REASONABLY INCURRED BY HIM IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IF HE ACTED IN GOOD FAITH AND IN A MANNER HE REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE CORPORATION, AND, WITH RESPECT TO ANY CRIMINAL ACTION OR PROCEEDING, HAD NO REASONABLE CAUSE TO BELIEVE HIS CONDUCT WAS UNLAWFUL. THE TERMINATION OF ANY ACTION, SUIT OR PROCEEDING BY JUDGMENT, ORDER, SETTLEMENT,
CONVICTION, UPON A PLEA OF NOLO CONTENDERE OR ITS EQUIVALENT, SHALL NOT, OF ITSELF, CREATE A PRESUMPTION THAT THE PERSON DID NOT ACT IN GOOD FAITH AND IN A MANNER WHICH HE REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE CORPORATION, AND, WITH RESPECT TO ANY CRIMINAL ACTION OR PROCEEDING, HAD REASONABLE CAUSE TO BELIEVE THAT HIS CONDUCT WAS UNLAWFUL.

     (B) A CORPORATION MAY INDEMNIFY ANY PERSON WHO WAS OR IS A PARTY OR IS THREATENED TO BE MADE A PARTY TO ANY THREATENED, PENDING OR COMPLETED ACTION OR SUIT BY OR IN THE RIGHT OF THE CORPORATION TO PROCURE A JUDGMENT IN ITS FAVOR BY REASON OF THE FACT THAT HE IS OR WAS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE CORPORATION, OR IS OR WAS SERVING AT THE REQUEST OF THE CORPORATION AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE AGAINST EXPENSES (INCLUDING ATTORNEYS' FEES) ACTUALLY AND REASONABLY INCURRED BY HIM IN CONNECTION WITH THE DEFENSE OR SETTLEMENT OF SUCH ACTION OR SUIT IF HE ACTED IN GOOD FAITH AND IN A MANNER HE REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE CORPORATION AND EXCEPT THAT NO INDEMNIFICATION SHALL BE MADE IN RESPECT OF ANY CLAIM, ISSUE OR MATTER AS TO WHICH SUCH PERSONS SHALL HAVE BEEN ADJUDGED TO BE LIABLE FOR NEGLIGENCE OR MISCONDUCT IN THE PERFORMANCE OF HIS DUTY TO THE CORPORATION UNLESS AND ONLY TO THE EXTENT THAT THE COURT OF CHANCERY OR THE COURT IN WHICH SUCH ACTION OR SUIT WAS BROUGHT SHALL DETERMINE UPON APPLICATION THAT, DESPITE THE ADJUDICATION OF LIABILITY BUT IN VIEW OF ALL THE CIRCUMSTANCES OF THE CASE, SUCH PERSON IS FAIRLY AND REASONABLY ENTITLED TO INDEMNITY FOR SUCH EXPENSES WHICH THE COURT OF CHANCERY OR SUCH OTHER COURT SHALL DEEM PROPER.

     (C)     TO  THE  EXTENT  THAT  A  DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF A
CORPORATION HAS BEEN SUCCESSFUL ON THE MERITS OR OTHERWISE IN DEFENSE OF ANY ACTION, SUIT OR PROCEEDING REFERRED TO IN SUBSECTIONS (A) AND (B) OF THIS SECTION, OR IN DEFENSE OF ANY CLAIM, ISSUE OR MATTER THEREIN, HE SHALL BE INDEMNIFIED AGAINST EXPENSES (INCLUDING ATTORNEYS' FEES) ACTUALLY AND REASONABLY INCURRED BY HIM IN CONNECTION THEREWITH.

     (D) ANY INDEMNIFICATION UNDER SUBSECTIONS (A) AND (B) OF THIS SECTION (UNLESS ORDERED BY A COURT) SHALL BE MADE BY THE CORPORATION ONLY AS AUTHORIZED IN THE SPECIFIC CASE UPON A DETERMINATION THAT INDEMNIFICATION OF THE DIRECTOR, OFFICER, EMPLOYEE OR AGENT IS PROPER IN THE CIRCUMSTANCES BECAUSE HE HAS MET THE APPLICABLE STANDARD OF CONDUCT SET FORTH IN SUBSECTIONS (A) AND (B) OF THIS SECTION. SUCH DETERMINATION SHALL BE MADE (1) BY THE BOARD OF DIRECTORS BY A
MAJORITY VOTE OF A QUORUM CONSISTING OF DIRECTORS WHO WERE NOT PARTIES TO SUCH ACTION, SUIT OR PROCEEDING, OR (2) IF SUCH A QUORUM IS NOT OBTAINABLE, OR, EVEN IF OBTAINABLE A QUORUM OF DISINTERESTED DIRECTORS SO DIRECTS, BY INDEPENDENT LEGAL COUNSEL IN A WRITTEN OPINION, OR (3) BY THE STOCKHOLDERS.

     (E) EXPENSES INCURRED BY AN OFFICER OR DIRECTOR IN DEFENDING A CIVIL OR CRIMINAL ACTION, SUIT OR PROCEEDING MAY BE PAID BY THE CORPORATION IN ADVANCE OF THE FINAL DISPOSITION OF SUCH ACTION, SUIT OR PROCEEDING UPON RECEIPT OF AN UNDERTAKING BY OR ON BEHALF OF SUCH DIRECTOR OR OFFICER, TO REPAY SUCH AMOUNT IF IT SHALL ULTIMATELY BE DETERMINED THAT HE IS NOT ENTITLED TO BE INDEMNIFIED BY THE CORPORATION AS AUTHORIZED IN THIS SECTION. SUCH EXPENSES INCURRED BY OTHER EMPLOYEES AND AGENTS MAY BE SO PAID UPON SUCH TERMS AND CONDITIONS, IF ANY, AS THE BOARD OF DIRECTORS DEEMS APPROPRIATE.

     (F) THE INDEMNIFICATION AND ADVANCEMENT OF EXPENSES PROVIDED BY, OR GRANTED PURSUANT TO, THE OTHER SUBSECTIONS OF THIS SECTION SHALL NOT BE DEEMED EXCLUSIVE OF ANY OTHER RIGHTS TO WHICH THOSE SEEKING INDEMNIFICATION OR ADVANCEMENT OF EXPENSES MAY BE ENTITLED UNDER ANY BYLAW, AGREEMENT, VOTE OF STOCKHOLDERS OR DISINTERESTED DIRECTORS OR OTHERWISE, BOTH AS TO ACTION IN HIS OFFICIAL CAPACITY AND AS TO ACTION IN ANOTHER CAPACITY WHILE HOLDING SUCH OFFICE.

     (G) A CORPORATION SHALL HAVE POWER TO PURCHASE AND MAINTAIN INSURANCE ON BEHALF OF ANY PERSON WHO IS OR WAS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE CORPORATION, OR IS OR WAS SERVING AT THE REQUEST OF THE CORPORATION AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE AGAINST ANY LIABILITY ASSERTED AGAINST HIM AND INCURRED BY HIM IN ANY SUCH CAPACITY, OR ARISING OUT OF HIS STATUS AS SUCH, WHETHER OR NOT THE CORPORATION WOULD HAVE THE POWER TO INDEMNIFY HIM AGAINST SUCH LIABILITY UNDER THIS SECTION.

     (H) FOR PURPOSES OF THIS SECTION, REFERENCES TO "THE CORPORATION" SHALL INCLUDE, IN ADDITION TO THE RESULTING CORPORATION, ANY CONSTITUENT CORPORATION (INCLUDING ANY CONSTITUENT OF A CONSTITUENT) ABSORBED IN A CONSOLIDATION OR MERGER WHICH, IF ITS SEPARATE EXISTENCE HAD CONTINUED, WOULD HAVE HAD POWER AND AUTHORITY TO INDEMNIFY ITS DIRECTORS, OFFICERS, AND EMPLOYEES OR AGENTS, SO THAT ANY PERSON WHO IS OR WAS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF SUCH CONSTITUENT CORPORATION, OR IS OR WAS SERVING AT THE REQUEST OF SUCH CONSTITUENT CORPORATION AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE, SHALL STAND IN THE SAME POSITION UNDER THIS SECTION WITH RESPECT TO THE RESULTING OR SURVIVING CORPORATION AS HE WOULD HAVE WITH RESPECT TO SUCH CONSTITUENT CORPORATION IF ITS SEPARATE EXISTENCE HAD CONTINUED.

     (I) FOR PURPOSES OF THIS SECTION, REFERENCES TO "OTHER ENTERPRISES" SHALL INCLUDE EMPLOYEE BENEFIT PLANS; REFERENCES TO "FINES" SHALL INCLUDE ANY EXCISE TAXES ASSESSED ON A PERSON WITH RESPECT TO AN EMPLOYEE BENEFIT PLAN; AND REFERENCES TO "SERVING AT THE REQUEST OF THE CORPORATION" SHALL INCLUDE ANY SERVICE AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE CORPORATION WHICH IMPOSES DUTIES ON, OR INVOLVES SERVICES BY, SUCH DIRECTOR, OFFICER, EMPLOYEE, OR AGENT WITH RESPECT TO AN EMPLOYEE BENEFIT PLAN, ITS PARTICIPANTS OR BENEFICIARIES; AND A PERSON WHO ACTED IN GOOD FAITH AND IN A MANNER HE REASONABLY BELIEVED TO BE IN THE INTEREST OF THE PARTICIPANTS AND BENEFICIARIES OF AN EMPLOYEE BENEFIT PLAN SHALL BE DEEMED TO HAVE ACTED IN A MANNER "NOT OPPOSED TO THE BEST INTERESTS OF THE CORPORATION" AS REFERRED TO IN THIS SECTION.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") MAY BE PERMITTED TO DIRECTORS,
OFFICERS, AND CONTROLLING PERSONS OF THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE COMPANY HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO THE COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

ITEM 16.  EXHIBITS.
          ---------
R
  R  (23)     (A)     CONSENT OF OSCAR D. FOLGER (INCLUDES OPINON REQUIRED BY
                      EXHIBIT 5)
     (23)     (B)     CONSENT OF GRANT THORNTON LLP
     (23)     (C)     CONSENT OF MARGOLIN, WINER & EVENS LLP

ITEM 17.  UNDERTAKINGS

1.     THE  UNDERSIGNED  REGISTRANT  HEREBY  UNDERTAKES:

(A) TO FILE, DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT:

(I) TO INCLUDE ANY PROSPECTUS REQUIRED BY SECTION 10(A)(3) OF THE SECURITIES ACT OF 1933;

(II) TO REFLECT IN THE PROSPECTUS ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT (OR THE MOST RECENT POST-EFFECTIVE AMENDMENT THEREOF) WHICH, INDIVIDUALLY OR IN THE AGGREGATE, REPRESENT A FUNDAMENTAL CHANGE TO SUCH INFORMATION IN THE REGISTRATION STATEMENT.

NOTWITHSTANDING THE FOREGOING, ANY INCREASE OR DECREASE IN VOLUME OF SECURITIES OFFERED (IF THE TOTAL DOLLAR VALUE OF SECURITIES OFFERED WOULD NOT EXCEED THAT WHICH WAS REGISTERED) AND ANY DEVIATION FROM THE LOW OR HIGH END OF THE ESTIMATED MAXIMUM OFFERING RANGE MAY BE REFLECTED IN THE FORM OF PROSPECTUS FILED WITH THE COMMISSION PURSUANT TO RULE 424(B) UNDER THE SECURITIES ACT IF, IN THE AGGREGATE, THE CHANGES IN VOLUME AND PRICE REPRESENT NO MORE THAN A 20% CHANGE IN THE MAXIMUM AGGREGATE OFFERING PRICE SET FORTH IN THE "CALCULATION OF REGISTRATION FEE" TABLE IN THE EFFECTIVE REGISTRATION STATEMENT; AND

(III)     TO  INCLUDE  ANY  MATERIAL  INFORMATION  WITH  RESPECT  TO THE PLAN OF
DISTRIBUTION NOT PREVIOUSLY DISCLOSED IN THE REGISTRATION STATEMENT OR ANY MATERIAL CHANGE IN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT;

PROVIDED, HOWEVER, THAT PARAGRAPHS (1)(A)(I) AND (1)(A)(II) DO NOT APPLY IF THE REGISTRATION STATEMENT IS ON FORM S-3 OR FORM S-8, AND THE INFORMATION REQUIRED TO BE INCLUDED IN A POST-EFFECTIVE AMENDMENT BY THOSE PARAGRAPHS IS CONTAINED IN PERIODIC REPORTS FILED BY THE REGISTRANT PURSUANT TO SECTION 13 OR SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 THAT ARE INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT.

(B) THAT, FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH SUCH POST-EFFECTIVE AMENDMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

(C) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED WHICH REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.

2. THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES THAT, FOR PURPOSES OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH FILING OF THE REGISTRANT'S ANNUAL REPORT PURSUANT TO SECTION 13(A) OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 (AND, WHERE APPLICABLE, EACH FILING OF AN EMPLOYEE BENEFIT PLAN'S ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934) THAT IS INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

3. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS, AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF TRACK DATA CORPORATION IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, TRACK DATA CORPORATION WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.




                                   SIGNATURES

R    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF NEW YORK, STATE OF NEW YORK ON THE 10 DAY OF JANUARY 2000.

                                   TRACK DATA CORPORATION


                                   BY                /S/
                                      ------------------
                                        BARRY  HERTZ
                                        CHAIRMAN  OF  THE  BOARD

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE STATED.


     SIGNATURE                   TITLE                         DATE
     ---------                   -----                         ----

/S/ -----------------------     CHAIRMAN OF THE BOARD AND    R JANUARY 10, 2000
      BARRY HERTZ                 CHIEF EXECUTIVE OFFICER

/S/ -----------------------     SENIOR VICE PRESIDENT        R JANUARY 10, 2000
      ALAN SCHNELWAR              AND DIRECTOR

/S/ -----------------------     VICE PRESIDENT - FINANCE,    R  JANUARY 10, 2000
      MARTIN KAYE                 SECRETARY AND DIRECTOR

/S/ -----------------------     DIRECTOR                     R  JANUARY 10, 2000
      E. BRUCE FREDRIKSON

/S/ -----------------------     DIRECTOR                     R  JANUARY 10, 2000
      MORTON MACKOF

/S/ -----------------------     DIRECTOR                     R  JANUARY 10, 2000
      JACK SPEIGELMAN

/S/ -----------------------     DIRECTOR                     R  JANUARY 10, 2000
      STANLEY STERN



                                                                 EXHIBIT 23(A)

                           LAWYERS OPINION AND CONSENT

R WE HAVE ACTED AS COUNSEL TO TRACK DATA CORPORATION, A DELAWARE CORPORATION (THE "COMPANY") IN CONNECTION WITH THE REGISTRATION BY THE COMPANY OF 533,408 SHARES OF ITS COMMON STOCK, $.01 PAR VALUE (THE "SHARES"). THE SHARES ARE THE SUBJECT OF A REGISTRATION STATEMENT ON FORM S-3 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). AS COUNSEL TO THE COMPANY WE HAVE EXAMINED AND RELIED UPON THE ORIGINAL OR COPIES, CERTIFIED OR OTHERWISE IDENTIFIED TO OUR SATISFACTION, OF SUCH DOCUMENTS, CORPORATE RECORDS AND OTHER INSTRUMENTS AS WE HAVE DEEMED NECESSARY IN ORDER TO RENDER THE FOLLOWING OPINION

BASED UPON THE FOREGOING, WE ARE OF THE OPINION THAT THE SHARES ARE DULY AUTHORIZED, VALIDLY ISSUED AND FULLY PAID AND NONASSESSABLE.

WE ARE AWARE THAT WE ARE REFERRED TO UNDER THE CAPTION "LEGAL MATTERS" IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND WE HEREBY CONSENT TO SUCH REFERENCE TO US AND TO THE FILING OF THIS OPINION AS EXHIBIT 5 TO THE REGISTRATION STATEMENT. IN GIVING SUCH CONSENT, HOWEVER, WE DO NOT HEREBY IMPLY OR ADMIT THAT WE ARE WITHIN THE CATEGORY OF PERSONS WHOSE CONSENT IS REQUIRED UNDER SECTION 7 OF THE ACT OR UNDER THE GENERAL RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION ADOPTED THEREUNDER.


OSCAR D. FOLGER
LAW OFFICES OF OSCAR D. FOLGER
NEW YORK, NEW YORK
R JANUARY 10, 2000

                                                                   EXHIBIT 23(B)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     WE HAVE ISSUED OUR REPORT DATED FEBRUARY 26, 1999 ACCOMPANYING THE CONSOLIDATED FINANCIAL STATEMENTS OF TRACK DATA CORPORATION AND SUBSIDIARIES AND OUR REPORT DATED FEBRUARY 25, 1999 ACCOMPANYING THE CONSOLIDATED FINANCIAL STATEMENTS OF INNODATA CORPORATION AND SUBSIDIARIES APPEARING IN THE 1998 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 WHICH ARE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT. WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT OF THE AFOREMENTIONED REPORTS AND TO THE USE OF OUR NAME AS IT APPEARS UNDER THE CAPTION "EXPERTS."


GRANT  THORNTON  LLP
MELVILLE,  NEW  YORK
R JANUARY 10, 2000

                                                                   EXHIBIT 23(C)


                          INDEPENDENT AUDITORS' CONSENT

     WE CONSENT TO THE INCORPORATION BY REFERENCE IN THIS REGISTRATION STATEMENT OF TRACK DATA CORPORATION ON FORM S-3 OF OUR REPORT DATED MARCH 14, 1997, APPEARING IN THE ANNUAL REPORT ON FORM 10-K OF TRACK DATA CORPORATION AS TO THE FINANCIAL STATEMENTS OF INNODATA CORPORATION FOR THE YEAR ENDED DECEMBER 31, 1996 AND TO THE REFERENCE TO OUR FIRM UNDER THE HEADING "EXPERTS" IN THE PROSPECTUS, WHICH IS PART OF THIS REGISTRATION STATEMENT.


MARGOLIN, WINER & EVENS LLP
GARDEN CITY, NEW YORK
R JANUARY 10, 2000




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